CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2003 Q4(5)	2003 Q3(5)	2003 Q2(5)	2003 Q1(5)	2002 Q4
Earnings (Reported Basis)
Net Interest Income	$664.1	$703.9	$682.3	$734.8	$731.0
Non-Interest Income	1,437.5	1,363.2	1,310.6	1,304.6	1,320.3

Total Revenue(1)	2,101.6	2,067.1	1,992.9	2,039.4	2,051.4
Provision for Loan Losses	390.4	364.1	387.1	375.9	543.8
Marketing Expenses	290.1	316.0	270.6	241.7	210.8
Operating Expenses	999.3	925.8	881.0	932.2	910.2

Income Before Taxes and Accounting Change	421.7	461.2	454.2	489.6	386.6
Tax Rate	37.0%	37.0%	37.0%	37.0%	38.0%
Cumulative Effect of Accounting Change, net of tax(2)	—	15.0	—	—	—
Net Income	$265.7	$275.5	$286.2	$308.5	$239.7

Common Share Statistics
Basic EPS	$1.16	$1.23	$1.28	$1.38	$1.08
Diluted EPS	$1.11	$1.17	$1.23	$1.35	$1.05
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$25.75	$24.53	$23.37	$21.78	$20.44
Stock Price Per Share (period end)	$61.29	$57.04	$49.18	$30.01	$29.72
Total Market Capitalization (period end)	$14,405.7	$13,073.6	$11,170.0	$6,791.8	$6,722.5
Shares Outstanding (period end)	235.0	229.2	227.1	226.3	226.2
Shares Used to Compute Basic EPS	228.1	224.6	223.7	223.0	221.8
Shares Used to Compute Diluted EPS	239.2	236.3	232.6	228.4	228.2

Reported Balance Sheet Statistics (period avg.)
Average Loans	$31,297	$28,949	$27,101	$27,316	$27,260
Average Earning Assets	$40,792	$38,133	$36,298	$34,144	$34,075
Average Assets	$45,002	$41,704	$39,678	$38,318	$37,208
Average Equity	$5,887	$5,424	$5,148	$4,823	$4,568
Net Interest Margin	6.51%	7.38%	7.52%	8.61%	8.58%
Revenue Margin	20.61%	21.68%	21.96%	23.89%	24.08%
Risk Adjusted Margin (3)	17.02%	17.66%	17.16%	18.49%	19.18%
Return on Average Assets (ROA)	2.36%	2.64%	2.89%	3.22%	2.58%
Return on Average Equity (ROE)	18.05%	20.32%	22.24%	25.59%	20.99%
Net Charge-Off Rate	4.68%	5.30%	6.43%	6.76%	6.13%
Net Charge-Offs	$366.0	$383.2	$435.6	$461.5	$417.7

Reported Balance Sheet Statistics (period end)
Loans	$32,850	$30,618	$26,849	$27,634	$27,344
Delinquency Rate (30 + days)	4.79%	5.03%	5.61%	5.39%	6.12%
Total Assets	$46,284	$43,446	$40,367	$37,911	$37,382
Allowance as a % of reported loans	4.86%	5.13%	5.92%	5.92%	6.29%
Capital (4)	$6,881.6	$6,449.8	$6,130.4	$5,749.0	$5,440.4
Capital to Assets Ratio	14.87%	14.85%	15.19%	15.16%	14.55%
Capital plus Allowance to Assets Ratio	18.31%	18.46%	19.24%	19.48%	19.15%

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2003 - $454.8 million, Q3 2003 - $481.0 million, Q2 2003 - $497.3 million, Q1 2003 - $519.7 million, and Q4 2002 - $675.7 million
(2)	Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.
(3)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.
(4)	Includes preferred interests and mandatory convertible securities.
(5)	In the fourth quarter 2003, the Company adopted the expense recognition provisions of Statement of Financial Accounting Standard No. 123, (“SFAS 123”) Accounting for Stock Based Compensation, under the prospective method for all awards granted, modified or settled after January 1, 2003. Certain prior period amounts and statistics have been restated in accordance with SFAS 123.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUPPLEMENT REPORTED BASIS

(in millions, except per share data and as noted)	2003 Q4(3)	2003 Q3(3)	2003 Q2(3)	2003 Q1(3)	2002 Q4

Revenue & Expense Statistics (Reported)
Net interest income growth (annualized)	(23)%	13%	(29)%	2%	5%
Non interest income growth (annualized)	22%	16%	2%	(5)%	(53)%
Revenue growth (annualized)	7%	15%	(9)%	(2)%	(34)%
Loan revenue margin(1)	26.78%	28.51%	29.46%	29.73%	29.95%
Loan risk adjusted margin(2)	22.10%	23.22%	23.03%	22.97%	23.82%
Operating expense as a % of revenues	47.55%	44.79%	44.21%	45.71%	44.37%
Operating expense as a % of average loans (annualized)	12.77%	12.79%	13.00%	13.65%	13.36%

Per Account Statistics (Reported)
Net interest income per account (annualized)	$56.86	$61.08	$59.19	$62.68	$61.22
Non interest income per account (annualized)	$123.07	$118.28	$113.71	$111.28	$110.57
Revenue per account (annualized)	$179.92	$179.38	$172.90	$173.95	$171.78

Growth Statistics (Reported)
Consumer loan growth	$2,232	$3,769	$(785)	$290	$(254)
% loan growth Q over Q (annualized)	29%	56%	(11)%	4%	(4)%
% loan growth Y over Y	20%	11%	10%	15%	31%

(1)	Loan revenue margin is total loan revenue, loan interest income less interest expense plus non-interest income, as a percent of average loans outstanding for the period. Loan interest expense is calculated using the cost of funds rate applied to the average consumer loan balance.
(2)	Loan risk adjusted margin is total loan revenue, loan net interest income and non-interest income, less net charge-offs as a percentage of average loans outstanding for the period.
(3)	In the fourth quarter 2003, the Company adopted the expense recognition provisions of Statement of Financial Accounting Standard No. 123, (“SFAS 123”) Accounting for Stock Based Compensation, under the prospective method for all awards granted, modified or settled after January 1, 2003. Certain prior period amounts and statistics have been restated in accordance with SFAS 123.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

(in millions, except per share data and as noted)	2003 Q4(5)	2003 Q3(5)	2003 Q2(5)	2003 Q1(5)	2002 Q4
Earnings (Managed Basis)
Net Interest Income	$1,571.7	$1,500.8	$1,457.5	$1,508.0	$1,442.2
Non-Interest Income	1,077.5	1,049.2	1,046.0	1,027.9	1,086.9

Total Revenue(2)	2,649.2	2,550.0	2,503.5	2,535.9	2,529.1
Provision for Loan Losses	938.0	847.0	897.7	872.3	1,021.5
Marketing Expenses	290.1	316.0	270.6	241.7	210.8
Operating Expenses	999.3	925.8	881.0	932.2	910.2

Income Before Taxes and Accounting Change	421.7	461.2	454.2	489.6	386.6
Tax Rate	37.0%	37.0%	37.0%	37.0%	38.0%
Cumulative Effect of Accounting Change, net of tax(3)	—	15.0	—	—	—
Net Income	$265.7	$275.5	$286.2	$308.5	$239.7

Managed Balance Sheet Statistics (period avg.)
Average Loans	$68,679	$63,691	$59,916	$59,250	$57,669
Average Earning Assets	$76,277	$71,022	$67,451	$64,602	$62,789
Average Assets	$81,733	$75,831	$71,913	$69,670	$67,037
Net Interest Margin	8.24%	8.45%	8.64%	9.34%	9.19%
Revenue Margin	13.89%	14.36%	14.85%	15.70%	16.11%
Risk Adjusted Margin (4)	9.10%	9.48%	9.23%	9.77%	10.41%
Return on Average Assets (ROA)	1.30%	1.45%	1.59%	1.77%	1.43%
Net Charge-Off Rate	5.32%	5.44%	6.32%	6.47%	6.21%
Net Charge-Offs	$913.6	$866.1	$946.3	$957.9	$895.5
Cost Per Account (in dollars)	$85.55	$80.34	$76.44	$79.51	$76.22

Managed Balance Sheet Statistics (period end)
Loans	$71,245	$67,260	$60,736	$59,214	$59,747
Delinquency Rate (30 + days)	4.46%	4.65%	4.95%	4.97%	5.60%
Number of Accounts (000’s)	47,038	46,406	45,785	46,423	47,369
Total Assets	$83,999	$79,465	$73,636	$68,927	$69,205
Capital to Assets Ratio	8.19%	8.12%	8.33%	8.34%	7.86%
Capital plus Allowance to Assets Ratio	10.09%	10.09%	10.48%	10.71%	10.35%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2003 - $454.8 million, Q3 2003 - $481.0 million, Q2 2003 - $497.3 million, Q1 2003 - $519.7 million, and Q4 2002 - $675.7 million.
(3)	Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.
(4)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.
(5)	In the fourth quarter 2003, the Company adopted the expense recognition provisions of Statement of Financial Accounting Standard No. 123, (“SFAS 123”) Accounting for Stock Based Compensation, under the prospective method for all awards granted, modified or settled after January 1, 2003. Certain prior period amounts and statistics have been restated in accordance with SFAS 123.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUPPLEMENT MANAGED BASIS(1)

(in millions, except per share data and as noted)	2003 Q4(4)	2003 Q3(4)	2003 Q2(4)	2003 Q1(4)	2002 Q4
Revenue & Expense Statistics (Managed)
Net interest income growth (annualized)	19%	12%	(13)%	18%	2%
Non interest income growth (annualized)	11%	1%	7%	(22)%	(34)%
Revenue growth (annualized)	16%	7%	(5)%	1%	(15)%
Loan revenue margin(2)	15.54%	16.15%	16.87%	17.20%	17.58%
Loan risk adjusted margin(3)	10.22%	10.71%	10.56%	10.73%	11.37%
Operating expense as a % of revenues	37.72%	36.31%	35.19%	36.76%	35.99%
Operating expense as a % of average loans (annualized)	5.82%	5.81%	5.88%	6.29%	6.31%

Per Account Statistics (Managed)
Net interest income per account (annualized)	$134.56	$130.23	$126.45	$128.62	$120.77
Non interest income per account (annualized)	$92.25	$91.05	$90.75	$87.68	$91.02
Revenue per account (annualized)	$226.81	$221.28	$217.21	$216.30	$211.79
Net income per account (annualized)	$22.75	$23.91	$24.83	$26.31	$20.07

Growth Statistics (Managed)
Average accounts (000’s)	46,722	46,096	46,104	46,896	47,766
Net new accounts per quarter (000’s)	632	621	(638)	(946)	(794)
% account growth Q over Q (annualized)	5%	5%	(5)%	(8)%	(7)%
% account growth Y over Y	(1)%	(4)%	(6)%	—%	8%
Consumer loan growth	$3,985	$6,524	$1,522	$(533)	$2,864
% loan growth Q over Q (annualized)	24%	43%	10%	(4)%	20%
% loan growth Y over Y	19%	18%	14%	22%	32%

Balance Sheet Measures
% off-balance sheet securitizations	53%	54%	55%	53%	53%
% at introductory rate	10%	11%	10%	9%	10%

Segment Statistics
US Card:
Loans receivable	$46,279	$44,300	$39,318	$38,737	$40,862
Net income (loss)	$322.7	$276.2	$274.2	$308.1	$112.5
Net charge-off rate	6.16%	6.16%	7.63%	7.72%	6.90%
Delinquency rate	4.60%	4.88%	5.42%	5.55%	6.07%
Auto Finance:
Loans receivable	$8,467	$8,008	$7,380	$7,742	$6,992
Net income (loss)	$34.4	$27.3	$44.0	$(6.5)	$8.8
Net charge-off rate	4.30%	5.10%	4.22%	4.91%	4.83%
Delinquency rate	7.55%	7.07%	6.97%	5.37%	7.15%
Global Financial Services:
Loans receivable	$16,508	$14,960	$14,046	$12,726	$11,868
Net income (loss)	$3.3	$21.0	$25.5	$14.9	$58.8
Net charge-off rate	3.69%	3.78%	3.95%	3.95%	3.79%
Delinquency rate	2.70%	2.87%	2.81%	2.98%	3.08%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Loan revenue margin is total loan revenue, loan interest income less interest expense plus non-interest income, as a percent of average loans outstanding for the period. Loan interest expense is calculated using the cost of funds rate applied to the average consumer loan balance.
(3)	Loan risk adjusted margin is total loan revenue, loan net interest income and non-interest income, less net charge-offs as a percentage of average loans outstanding for the period.
(4)	In the fourth quarter 2003, the Company adopted the expense recognition provisions of Statement of Financial Accounting Standard No. 123, (“SFAS 123”) Accounting for Stock Based Compensation, under the prospective method for all awards granted, modified or settled after January 1, 2003. Certain prior period amounts and statistics have been restated in accordance with SFAS 123.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended December 31, 2003

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, interest income, interchange, fees and recoveries generated from the securitized loan portfolio net of charge-offs in excess of the interest paid to investors of asset-backed securitizations are recognized as non-interest income on the “reported” income statement.

The Company’s “managed” consolidated financial statements add back the effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the non-interest income generated from the securitized portfolio and distributes the revenue to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$664,101	$907,581	$1,571,682
Non-interest income	$1,437,491	$(360,021)	$1,077,470
Total revenue	$2,101,592	$547,560	$2,649,152
Provision for loan losses	$390,405	$547,560	$937,965

Balance Sheet Measures
Consumer loans	$32,850,269	$38,394,527	$71,244,796
Total assets	$46,283,706	$37,715,556	$83,999,262
Average consumer loans	$31,297,123	$37,381,754	$68,678,877
Average earning assets	$40,792,212	$35,484,929	$76,277,141
Average total assets	$45,002,097	$36,730,742	$81,732,839
Delinquencies	$1,573,459	$1,604,470	$3,177,929

(1)	Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.
(2)	The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets(1)

(in thousands)(unaudited)

	December 31 2003	September 30 2003	December 31 2002
Assets:
Cash and due from banks	$382,212	$250,514	$277,509
Federal funds sold and resale agreements	1,010,319	889,106	373,828
Interest-bearing deposits at other banks	587,751	163,025	267,441

Cash and cash equivalents	1,980,282	1,302,645	918,778
Securities available for sale	5,866,628	5,408,671	4,423,677
Consumer loans	32,850,269	30,617,843	27,343,930
Less: Allowance for loan losses	(1,595,000)	(1,570,000)	(1,720,000)

Net loans	31,255,269	29,047,843	25,623,930
Accounts receivable from securitizations	4,748,962	5,204,170	3,606,549
Premises and equipment, net	902,600	898,997	770,326
Interest receivable	214,295	201,783	217,512
Other	1,315,670	1,382,228	1,821,608

Total assets	$46,283,706	$43,446,337	$37,382,380

Liabilities:
Interest-bearing deposits	$22,416,332	$20,936,517	$17,325,965
Senior notes	7,016,020	6,338,772	5,565,615
Other borrowings	7,796,613	7,519,770	6,365,075
Interest payable	256,015	231,365	236,081
Other	2,746,915	2,796,719	3,266,473

Total liabilities	40,231,895	37,823,143	32,759,209

Stockholders’ Equity:
Common stock	2,364	2,305	2,271
Paid-in capital, net	1,937,302	1,833,520	1,704,470
Retained earnings and cumulative other comprehensive income	4,161,666	3,836,535	2,951,382
Less: Treasury stock, at cost	(49,521)	(49,166)	(34,952)

Total stockholders’ equity	6,051,811	5,623,194	4,623,171

Total liabilities and stockholders’ equity	$46,283,706	$43,446,337	$37,382,380

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation for the Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, that was issued in April 2003.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income(1)

(in thousands, except per share data)(unaudited)

	Three Months Ended			Year Ended
	December 31 2003(2)	September 30 2003(2)	December 31 2002	December 2003(2)	December 2002
Interest Income:
Consumer loans, including past-due fees	$969,571	$989,318	$1,013,181	$3,932,295	$3,792,461
Securities available for sale	52,328	49,440	50,283	192,594	184,407
Other	65,884	64,267	50,200	242,765	203,898

Total interest income	1,087,783	1,103,025	1,113,664	4,367,654	4,180,766

Interest Expense:
Deposits	237,624	224,078	215,144	891,650	811,889
Senior notes	123,409	114,989	108,474	448,646	422,529
Other borrowings	62,649	60,037	59,014	242,269	227,236

Total interest expense	423,682	399,104	382,632	1,582,565	1,461,654

Net interest income	664,101	703,921	731,032	2,785,089	2,719,112
Provision for loan losses	390,405	364,144	543,758	1,517,497	2,149,328

Net interest income after provision for loan losses	273,696	339,777	187,274	1,267,592	569,784

Non-Interest Income:
Servicing and securitizations	918,762	820,515	645,740	3,211,662	2,805,501
Service charges and other customer-related fees	380,925	405,063	475,384	1,630,185	1,937,735
Interchange	106,414	95,879	94,095	376,785	447,747
Other	31,390	41,751	105,103	197,292	275,853

Total non-interest income	1,437,491	1,363,208	1,320,322	5,415,924	5,466,836

Non-Interest Expense:
Salaries and associate benefits	408,884	388,819	380,600	1,570,415	1,557,887
Marketing	290,145	316,026	210,847	1,118,422	1,070,624
Communications and data processing	116,217	107,385	106,149	448,110	406,071
Supplies and equipment	83,804	88,753	95,963	344,049	357,953
Occupancy	51,645	47,205	46,933	185,179	205,531
Other	338,777	293,575	280,528	1,190,548	987,515

Total non-interest expense	1,289,472	1,241,763	1,121,020	4,856,723	4,585,581

Income before income taxes and cumulative effect of accounting change	421,715	461,222	386,576	1,826,793	1,451,039
Income taxes	156,034	170,653	146,899	675,914	551,395

Income before cumulative effect of accounting change	265,681	290,569	239,677	1,150,879	899,644
Cumulative effect of accounting change, net of taxes of $8,832		15,037	—	15,037	—

Net income	$265,681	$275,532	$239,677	$1,135,842	$899,644

Basic earnings per share before cumulative effect of accounting change	$1.16	$1.29	$1.08	$5.12	$4.09

Basic earnings per share after cumulative effect of accounting change	$1.16	$1.23	$1.08	$5.05	$4.09

Diluted earnings per share before cumulative effect of accounting change	$1.11	$1.23	$1.05	$4.92	$3.93

Diluted earnings per share after cumulative effect of accounting change	$1.11	$1.17	$1.05	$4.85	$3.93

Dividends paid per share	$0.03	$0.03	$0.03	$0.11	$0.11

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation for the Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, that was issued April 2003.
(2)	In the fourth quarter 2003, the Company adopted the expense recognition provisions of Statement of Financial Accounting Standard No. 123, (“SFAS 123”) Accounting for Stock Based Compensation, under the prospective method for all awards granted, modified or settled after January 1, 2003. Certain prior period amounts have been restated in accordance with SFAS 123.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates(1)

(dollars in thousands)(unaudited)

Reported	Quarter Ended 12/31/03			Quarter Ended 9/30/03			Quarter Ended 12/31/02
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$31,297,123	$969,571	12.39%	$28,949,372	$989,318	13.67%	$27,259,764	$1,013,181	14.87%
Securities available for sale	5,816,001	52,328	3.60	5,702,955	49,440	3.47	4,571,735	50,283	4.40
Other	3,679,088	65,884	7.16	3,480,727	64,267	7.39	2,243,012	50,200	8.95

Total earning assets	$40,792,212	$1,087,783	10.67%	$38,133,054	$1,103,025	11.57%	$34,074,511	$1,113,664	13.07%

Interest-bearing liabilities:
Deposits	$21,604,968	$237,624	4.40%	$20,302,524	$224,078	4.41%	$17,076,822	$215,144	5.04%
Senior notes	6,734,569	123,409	7.33	6,065,935	114,989	7.58	5,563,574	108,474	7.80
Other borrowings	7,661,016	62,649	3.27	6,891,889	60,037	3.48	6,332,192	59,014	3.73

Total interest-bearing liabilities	$36,000,553	$423,682	4.71%	$33,260,348	$399,104	4.80%	$28,972,588	$382,632	5.28%

Net interest spread			5.96%			6.77%			7.79%

Interest income to average earning assets			10.67%			11.57%			13.07%
Interest expense to average earning assets			4.16			4.19			4.49

Net interest margin			6.51%			7.38%			8.58%

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation for the Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, that was issued April 2003.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 12/31/03			Quarter Ended 9/30/03			Quarter Ended 12/31/02
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$68,678,877	$2,295,802	13.37%	$63,691,261	$2,180,109	13.69%	$57,669,078	$2,085,069	14.46%
Securities available for sale	5,816,001	52,328	3.60	5,702,955	49,440	3.47	4,571,735	50,283	4.40
Other	1,782,263	11,326	2.54	1,627,898	9,501	2.33	548,443	5,470	3.99

Total earning assets	$76,277,141	$2,359,456	12.37%	$71,022,114	$2,239,050	12.61%	$62,789,256	$2,140,822	13.64%

Interest-bearing liabilities:
Deposits	$21,604,968	$237,624	4.40%	$20,302,524	$224,078	4.41%	$17,076,822	$215,144	5.04%
Senior notes	6,734,569	123,409	7.33	6,065,935	114,989	7.58	5,563,574	108,474	7.80
Other borrowings	7,661,016	62,649	3.27	6,891,889	60,037	3.48	6,332,192	59,014	3.73
Securitization liability	36,766,829	364,092	3.96	34,156,144	339,182	3.97	29,840,224	315,968	4.24

Total interest-bearing liabilities	$72,767,382	$787,774	4.33%	$67,416,492	$738,286	4.38%	$58,812,812	$698,600	4.75%

Net interest spread			8.04%			8.23%			8.89%

Interest income to average earning assets			12.37%			12.61%			13.64%
Interest expense to average earning assets			4.13			4.16			4.45

Net interest margin			8.24%			8.45%			9.19%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

Capital One

1680 Capital One Drive. McLean, VA 22102-3491

News Release

FOR IMMEDIATE RELEASE: January 21, 2004

Contacts:	Paul Paquin	Tatiana Stead
	V.P., Investor Relations	Director, Corporate Media
	(703) 720-2456	(703) 720-2352

Capital One Reports Earnings for 2003

23% EPS Increase Year Over Year

Company Increases 2004 Earnings Guidance

McLean, VA. (January 21,2004)—Capital One Financial Corporation (NYSE: COF) today announced 23 percent earnings per share growth for 2003. The company also announced that it began expensing all stock based compensation, including stock options, in 2003 and will continue to do so moving forward. Additionally, the company increased its 2004 earnings guidance to be between $5.30 and $5.60 per share (fully diluted).

Earnings were $1.1 billion, or $4.85 per share (fully diluted), in 2003 compared with $0.9 billion, or $3.93 per share, in 2002. Earnings for the fourth quarter of 2003 were $265.7 million, or $1.11 per share (fully diluted), compared with earnings of $239.7 million, or $1.05 per share, for the comparable quarter of the prior year and $275.5 million, or $1.17 per share, in the previous quarter.

“2003 was another strong year for Capital One. Earnings per share grew 23 percent, managed loans increased 19 percent, our charge-off rate improved dramatically throughout the year, and our diversification efforts generated meaningful profits,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “Capital One is well positioned for continued success in 2004.”

During the fourth quarter of 2003, Capital One grew its managed loan portfolio by $4.0 billion to $71.2 billion. The managed charge-off rate declined to 5.32 percent in the fourth quarter of 2003, from 5.44 percent in the previous quarter and 6.21 percent in the comparable quarter of the prior year. The managed delinquency rate (30+ days) declined to 4.46 percent as of December 31, 2003 from 4.65 percent as of the end of the previous quarter and 5.60 percent as of December 31, 2002.

The company continues to diversify its portfolio beyond U.S. credit cards and shift its product mix upmarket. As a result, Capital One’s managed revenue margin declined to 13.89 percent in

-more-

Capital One Reports Earnings for 2003

the fourth quarter of 2003 from 14.36 percent in the previous quarter. Management expects revenue margins and its charge-off rate to be somewhat lower in 2004 than in 2003.

“In view of the projected improvement in our credit performance and somewhat lower growth, our allowance for loan losses in 2004 is expected to continue to decline,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “In addition,” Perlin said, “Capital One will now expense stock options. This accounting policy was implemented starting in the first quarter of 2003. The impact in 2003 was $6.3 million. The impact moving forward is expected to be substantially higher and has been included in the company’s earnings guidance for 2004.”

The expensing of stock options is being implemented in line with the Statement of Financial Accounting Standard No. 123, “Accounting for Stock Based Compensations” (“SFAS 123”), under the prospective method for all awards granted, modified or settled on or after January 1, 2003. Under the expense recognition provisions of SFAS 123 the calculated fair value of stock based compensation is amortized into expense over the options’ vesting period. The financial results for previous quarters in 2003 have been adjusted to reflect this change.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website (www.capitalone.com), and on its Form 8-K dated January 21, 2004, for 2004 earnings, charge-off rates, margins, and allowance for loan losses, and loan growth and composition are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances and the actual growth rate and composition thereof; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; and general economic conditions affecting consumer

Capital One Reports Earnings for 2003

income and spending, which may affect consumer bankruptcies, defaults, and charge-offs. A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-Q for the quarter ended September 30, 2003.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products and Capital One Auto Finance, Inc., which offers auto loan products. Capital One’s subsidiaries collectively had 47.0 million managed accounts and $71.2 billion in managed loans outstanding as of December 31, 2003. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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NOTE: Fourth quarter 2003 financial results, SEC Filings, and fourth quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” under “Company Information” on the left side of the page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00pm (EDT) earnings conference call is accessible through the same link.